Exhibit 99.3

Ghost Technologies, Inc.

(Formerly IAEG Europe, Inc.)

(A Development Stage Company)

Balance Sheets

	June 30, 2006	June 30, 2005

Assets
Current Assets
Cash	$––	$––
Other current assets	––	––
Total Current Assets	––	––

Property and equipment, net	––	––
Other assets:
Due from related party	––	––
Total Assets	$––	$––

Liabilities and Stockholders’ Equity (Deficit)	––	.

Current Liabilities
Accounts payable	$227,681	$227,681
Due to related party	337,431	337,261
Other liabilities	33	10
Total Current Liabilities	565,145	564,952

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value: 5,000,000 shares authorized 2,000 shares issued and outstanding.	2	2

Common stock, $0.001 par value: 300,000,000 shares authorized, 5,766,799 issued and outstanding as of June 30, 2006 and 2005, respectively.	5,767	5,767

Additional paid in capital	376,583	376,583
Deficit accumulated during development stage	(947,497)	(947,304)
Total Stockholders’ Equity (Deficit)	(565,145)	(564,952)
Total Liabilities and Stockholders' Equity (Deficit)	––	––

Ghost Technologies, Inc.

(Formerly IAEG Europe, Inc.)

(A Development Stage Company)

Statements of Operations

(Unaudited)

	For the Years Ended June 30,		For the period from November 12, 1999 (inception) to June 30,
	2006	2005	2006

Revenues	$––	$––	$24,004

Cost of Goods Sold	––	––	8,766
Gross profit	––	––	15,238

Operating expenses
General and administrative	193	192	828,174
Impairment of long-lived assets	––	––	128,700
Depreciation	––	––	5,667
Total operating expenses	193	192	962,541

Loss from operations	(193)	(192)	(947,303)

Other income (expense)
Interest income	––	––	––
Interest expense	––	––	––
Total other income (expense) - net	––	––	––
Net loss	$(193)	$(192)	$(947,303)

Net loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.22)

Weighted average number of shares outstanding during the period - basic and diluted	5,766,799	5,766,799	4,304,751

Ghost Technologies, Inc.

(Formerly IAEG Europe, Inc.)

(A Development Stage Company)

Statements of Cash Flows

(Unaudited)

	For the Year Ended June 30,		For the period from November 12, 1999 (inception) to June 30,
	2006	2005	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(193)	$(192)	$(947,303)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	––	––	5,667
Stock issued for services	––	––	244,133
Impairment of long lived assets	––	––	128,700
Changes in operating assets and liabilities
Current assets	––	––	––
Accounts payable	––	––	227,681
Other liabilities	23	10	33
Net Cash Used In Operating Activities	(170)	(182)	(341,089)
CASH FLOWS USED FROM INVESTING ACTIVITIES
Purchase of fixed assets	––	––	(134,367)
Net Cash Used In Investing Activities	––	––	(134,367)
CASH FLOWS FROM FINANCING ACTIVITIES
Funds provided by (to) related party	170	150	337,237
Sale of preferred stock	––	––	––
Proceeds from sale of common stock	––	––	138,219
Net Cash Provided By Financing Activities	170	150	475,456
Net increase (decrease) in cash	––	(32)	––
Cash - beginning of period	––	32	––
Cash - end of period	$––	$––	$––
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$––	$––	$––
Interest	$––	$––	$––

Ghost Technologies, Inc.

(Formerly IAEG Europe, Inc.)

Statement of Changes in Stockholders’ Equity

For the Year Ended June 30, 2006

And For the Period from November 12, 1999 (Inception) to June 30, 2006

	Preferred Stock Series A		Common Stock, $.001 Par Value		Additional Paid-In	Deficit Accumulated During Development	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Issuance of common stock for cash November 15, 1999 - related parties - founder shares
($0.001/share)	––	$––	1,800,000	$1,800	$––	$––	$1,800
Issuance of common stock for cash December 5, 1999 - ($0.05/share) (Pursuant to Rule 504
Offering)	––	––	840,000	840	41,160	––	42,000
Net loss, 1999	––	––	––	––	––	(12,460)	(12,460)
Balance December 31, 1999	––	$––	2,640,000	$2,640	$41,160	$(12,460)	$31,340
Issuance of common stock for cash May 31, 2000 - ($0.05/share) (Pursuant to Rule 504
Offering)	––	––	371,300	371	18,194	––	18,565
Net loss, 2000	––	––	––	––	––	(20,985)	(20,985)
Balance December 31, 2000	––	––	3,011,300	$3,011	$59,354	$(33,445)	$28,920
Shareholder contribution	––	––	––	––	6,250	––	6,250
Net loss, 2001	––	––	––	––	––	(20,255)	(20,255)
Balance December 31, 2001	––	––	3,011,300	$3,011	$65,604	$(53,700)	$14,915
Shares issued in lieu of compensation	2,000	2	––	––	998	––	1,000
Net loss, 2002	––	––	––	––	––	(22,165)	(22,165)
Balance December 31, 2002	2,000	2	3,011,300	$3,011	$66,602	$(75,865)	$(6,250)
Shares issued for cash - (0.22/share) (pursuant to Rule 504 offering)			324,171	324	69,280		69,604
Shares issued for services			2,431,328	2,432	240,701		243,133
Net Loss for the six month ended June 30, 2003						(833,529)	(833,529)
Balance June 30, 2003				5,767	376,583	(909,394)	(527,044)
Net Loss Year ended June 30, 2004	––	––	––	––	––	(37,718)	(37,718)
Balance June 30, 2004	2,000	2	5,766,799	5,767	376,583	(947,112)	(564,760)
Net Loss for the year ended June 30, 2005	––	––	––	––	––	(192)	(192)
Balance June 30, 2006	2,000	2	5,766,799	$5,767	$376,583	$(947,304)	$(564,952)
Net Loss for the year ended June 30, 2005	––			––	––	(193)	(193)
Balance June 30, 2006	2,000	2	5,766,799	5,767	376,583	(947,497)	(565,145)

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